UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 240-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	GPK	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2024, Stephen R. Scherger, Executive Vice President and Chief Financial Officer of Graphic Packaging Holding Company and Graphic Packaging International, LLC (collectively, the “Company”), voluntarily terminated his Amended and Restated Employment Agreement dated January 1, 2015. On September 26, 2024, Joseph P. Yost, Executive Vice President and President, International of the Company, also voluntarily terminated his Amended and Restated Employment Agreement dated September 1, 2015. Both Mr. Scherger and Mr. Yost voluntarily terminated their agreements due to recently approved changes to the Graphic Packaging International Executive Severance Plan, which improved the severance benefits for all Executive Vice Presidents in the event of a termination of service after a change in control of the Company. The changes to the Graphic Packaging International Executive Severance Plan, a copy of which is filed herewith as Exhibit 10.1, substantially eliminated the need for separate employment agreements for Mr. Scherger and Mr. Yost. Both Mr. Scherger and Mr. Yost remain active employees of the Company in their respective roles.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description

10.1	Graphic Packaging International Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: September 30, 2024		Executive Vice President, General Counsel and Secretary